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                                                                     EXHIBIT 3.3


                          CERTIFICATE OF AMENDMENT TO

                        CERTIFICATE OF INCORPORATION OF

                           OMEGA HEALTH SYSTEMS, INC.

                                     *****


         Omega Health Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies that the amendment set forth below to the Corporation's Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

         The Certificate of Incorporation of the Corporation is hereby amended by deleting Article I thereof and by substituting, in lieu thereof, the following new Article I:

         The name of the corporation is VISIONAMERICA INCORPORATED.

         All remaining provisions of this Corporation's Certificate of Incorporation shall remain in full force and effect.

         IN WITNESS WHEREOF, said Omega Health Services, Inc. has caused this Certificate of Amendment to be executed and attested by its officers thereunto duly authorized this 11th day of August, 1999.

                                    OMEGA HEALTH SYSTEMS, INC.



                                    By: /s/ Thomas P. Lewis
                                        ----------------------------------------
                                            Thomas P. Lewis
                                            President and CEO



Attest:


/s/ Ronald L. Edmonds
--------------------------------------
Ronald L. Edmonds
Secretary